Services Agreement

This Services Agreement (this "Agreement"), is made as of this 30th day of January 2018 (the "Effective Date"), between Emerald Medical Applications Corp., a Delaware corporation, having offices located at 40 Wall Street, 28th Floor, New York, NY 10005 (the "Company") and Eyal Ben-Ami, a resident of the State of Israel with an address at 22 Ma'Agal Hashalom Street, Rishon Lezion 75141 Israel (the "Director"). The Company and the Director are sometimes referred to individually, as a "Party" and collectively, as the "Parties."

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

1. <u>Services:</u> Eyal Ben-Ami shall provide services to the Company in the capacity as Director and shall serve as a member of the Company's Board of Directors and provide such time and services as the Parties shall mutually agree, consistent with the duties of a director of a public company.

2. <u>Consideration and Term:</u> In consideration for Services, the Company shall pay to Mr. Ben-Ami the sum of US$1,250 per month, payable quarterly in advance (the "Cash Consideration"), within three (3) business days of the first day of each calendar quarter, commencing effective January 1, 2018. The term of this Agreement shall be for a period of one (1) year commencing effective January 1, 2018.

3. <u>Representations and Warranties of the Parties:</u> For purposes of this Agreement, the Director represents and warrants as follows:

(i) All information that the Director has been provided by the Company is contained in the Company's reports filed with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act");

(ii) The Parties have full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized by the Company's Board of Directors, and this Agreement constitutes a valid and legally binding obligation of the Parties.

4. <u>Termination Rights:</u> Either Party may terminate this Agreement on thirty (3) days written notice to the other Party. Notwithstanding the foregoing, in the event that the Company terminates this Agreement, such termination will cease its obligations to pay the Director the Cash Consideration up to and through the end of the month of his termination. The Parties understand and agree that any termination of this Agreement by the Company will not have the legal effect of removing the Director from his position as a member of the Board of Directors of the Company, which removal may only be done under the laws of the State of Delaware by the stockholders of the Company.

5. <u>No Third-Party Rights:</u> The Parties represent and warrant that they are authorized to enter into this Agreement and that no third parties have any interest in any of the Services contemplated hereby.

6. <u>Governing Law/Arbitration:</u> This Agreement shall be governed by and construed in accordance with the laws of the State of New York, where the Company maintains its offices and banking relationships, among other material contacts and relationships. Any dispute arising under or related to this Agreement or the construction or application of this Agreement, any claim arising out of this Agreement or its breach, shall be submitted to arbitration in New York County, State of New York, before one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, upon the written request of one Party after service of that request on the other Party. The cost of arbitration shall be borne by the losing Party. The arbitrator is also authorized to award reasonable attorney's fees to the prevailing Party.

7. <u>Entire Agreement:</u> This Agreement contains the entire understanding of the Parties on the subject matter hereof and cannot be altered or amended except by an amendment duly executed by the Parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the Parties.

(Signatures on Following Page)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first written above.

Emerald Medical Applications Corp.

/s/: [signature]
Name: ~~Ah[illegible]~~ GADI LEVIN
Title: ~~Chief Executive Officer~~ CFO

Eyal Ben-Ami

/s/: EYAL BEN AMI
Eyal Ben-Ami